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                                                                      EXHIBIT 21



                            LIST OF SUBSIDIARIES OF
                           COMPASS BANCSHARES, INC.



Name of Subsidiary                                      Place of Incorporation
------------------                                      ----------------------
Compass Bank                                            Alabama
Compass Bancshares Insurance, Inc.                      Alabama
Compass Brokerage, Inc.                                 Alabama
Compass Capital Markets, Inc.                           Alabama
Compass Multistate Services Corporation                 Alabama
Compass Fiduciary Services, Ltd., Inc.                  Alabama
Compass Financial Corporation                           Alabama
Central Bank of the South                               Alabama
Compass Securities, Inc.                                Alabama
Central Land Holding Corporation                        Alabama
Compass Investments, Inc.                               Alabama
Compass Underwriters, Inc.                              Alabama
Compass Banks of Texas, Inc.                            Delaware
Compass Bancorporation of Texas, Inc.                   Delaware
Compass Mortgage Corporation                            Delaware
Compass Texas Acquisition Corp.                         Delaware
Compass Texas Management, Inc.                          Texas
Oaks Trust Corporation                                  Texas
Compass Bank                                            Texas
River Oaks Bank Building, Inc.                          Texas
River Oaks Securities, Inc.                             Texas
P.I. Holdings No. 1, Inc.                               Texas
P.I. Console, Inc.                                      Texas
P.I. Holdings No. 2, Inc.                               Texas